                                                                    Exhibit 10.3

                                 PROMISSORY NOTE



$___________*                                                       JUNE 6, 2002
                                                              IRVINE, CALIFORNIA

         1. Promise to Pay. For good and valuable consideration, the receipt of which is hereby acknowledged, __________________, an individual ("Maker"), promises to pay to NEOTHERAPEUTICS, INC., a Delaware corporation ("Holder"), the principal sum of ___________, together with interest on the unpaid principal balance from the date of this Note until paid at a per annum rate of interest equal to four and one half percent (4.50%), as follows:

         2. Payment.

            (a) The outstanding balance of principal and interest due under this Promissory Note ("Note") shall be due together with all accrued interest thereon on or before the second anniversary of the date hereof.

            (b) Maker may voluntarily prepay this Note in whole or in part at any time without penalty or premium. Except as otherwise provided elsewhere in this Note, all payments under this Note shall be made in United States Dollars and shall be applied first to accrued interest that has neither been paid nor cancelled as aforesaid, and then to principal.

         3. Security. The proceeds of this Note have been used by Maker for Maker's _____________________. This Note is secured by a Pledge Agreement dated as of _______________, executed by Maker as "Pledgor," which grants to Holder a pledge of the shares purchased with the funds loaned pursuant hereto.

         4. Address for Payments. All payments on this Note are to be made or delivered to Holder whose address for this purpose is 157 Technology Drive, Irvine, California 92618 or to such other place as Holder may from time to time direct by written notice to Maker.

         5. Waivers. Maker hereby waives diligence, presentment for payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever. Maker agrees to remain bound until all principal and interest payable hereunder are paid in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder. Maker, and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.

         6. Default by Maker. Each of the following shall constitute an event of default by Maker (an "Event of Default") hereunder:

            (a) The failure of Maker to pay the principal and interest hereunder when the same becomes due and payable;

            (b) The failure of Maker to perform any non-monetary obligation or covenant of Maker under this Note or the Pledge Agreement which continues unremedied for a period of ten (10) days after written notice thereof from Holder to Maker;

*Includes accrued interest of $____________ through June 6, 2002

            (d) The entry of a judgment in any trial or other court proceeding, or the entry of an award in any arbitration proceeding, against Maker in amount of $25,000 or more, if Maker is unable to stay such judgment by the posting of a bond for the amount thereof within fifteen (15) days of the entry of such judgment or award; or

            (e) Any default by Maker under any note, lease, guarantee or other document or instrument providing for the payment by Maker of any indebtedness (whether incurred for borrowed money, or in connection with the acquisition or lease of any asset, or otherwise), or any other payment obligation, if the aggregate unpaid balance of any payments due or to become due under any such note, lease, guarantee or other payment obligation equals or exceeds $25,000 and such default entitles the payee of such indebtedness or other payment obligation to accelerate the payment thereof, whether or not such acceleration does in fact occur.

Upon the occurrence of any Event of Default as hereinabove defined, at Holder's option, Holder may declare immediately due and payable, and upon any such declaration there shall become immediately due and payable, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest under this Note and any other sums owing at the time of such declaration pursuant to this Note. Maker shall notify Holder, in writing, of the occurrence of any Event of Default of the type or nature set forth in Paragraphs 6(c), (d), and (e) above, immediately after, but in no event later than two (2) days following, the occurrence thereof; provided, however, that the giving of such notice shall not be a precondition to the exercise by Holder of, and the failure to give such notice shall not affect in any manner, any of the rights or remedies of Holder in respect of the occurrence of an Event of Default hereunder.

         7. No Waiver by Holder. Any delay or omission on the part of Holder to exercise any of its rights or remedies hereunder or under the Pledge Agreement, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a continuing waiver of that right or remedy or any other right or remedy of Holder in respect thereof. The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Holder's rights or remedies under this Note or the Pledge Agreement at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Holder, except as and to the extent otherwise provided by law.

         8. Costs of Enforcement. If Maker fails to pay any amounts due hereunder when due, or if an Event of Default occurs under this Note, then Maker shall pay all costs of enforcement and collection, including, without limitation, reasonable attorneys' fees and costs, whether or not enforcement and collection includes the filing of a lawsuit, and whether or not that lawsuit is prosecuted to judgment.

         9. Binding Nature. The provisions of this Note shall be binding upon and inure to the benefit of the respective successors and assigns of Maker and Holder.

         10. Usury Savings. Maker and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note. Holder and Maker agree that none of the terms of this Note or any other agreement between Maker and Holder shall be construed as a contract for or a requirement to pay interest under this Note at a rate in excess of the maximum interest rate, or in an amount that exceeds the maximum amount of interest, allowed by any applicable state or federal usury laws. If Holder receives sums which constitute interest that would increase the effective interest rate or the amount of interest received on this Note to a rate or an amount in excess of that permitted by any applicable law, then all such sums constituting interest in excess of that permitted to be paid under applicable law shall at Holder's option either be credited to the payment of principal or returned to Maker.


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
The provisions of this Paragraph control the other provisions of this Note and any other agreement between Maker and Holder.

         11. California Law. This Note shall be governed by and construed according to California law. Any legal action in connection with this Note or the enforcement thereof shall be instituted and adjudicated exclusively in the California Superior Court in Orange County, California and Maker agrees to accept the jurisdiction of such Court and agrees not to object to or challenge the jurisdiction or venue of such court or the adequacy of service of process effectuated by certified or register mail to its principal business address. Maker hereby waives, to the fullest extent permitted by law, the right to jury trial in any action or judicial proceeding brought with respect to the enforcement or any other matter related to this Note or Maker's performance hereunder.

         12. Severability. All provisions hereof are severable. If any provision hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect.

         13. Cumulative Rights. All rights and remedies granted to Holder hereunder shall be separate and cumulative, and shall be in addition to any other rights Holder may have at law or in equity.

         14. Interpretation. No provision of this Note is to be interpreted for or against either party because that party or that party's legal representative drafted such provision.

MAKER:                                                HOLDER:

--------------                                        NEOTHERAPEUTICS, INC.
Name


                                                      -------------------------
Signature                                             Name

                                                      -------------------------
                                                      Title



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
                                   Schedule I



                                                                                                                        ACCRUED
                                                                                                                        INTEREST
                                                                                                                        THROUGH
                                                                                                    PLEDGE               JUNE 6,
                                  PRINCIPAL                                                        AGREEMENT              2002
      MAKER                         SUM                      SECURITY                                DATE                 ----
Rajesh Shrotriya                $103,385.03    December 21, 2000 open-market purchase          October 11, 2000       $13,385.03
                                               of 10,000 shares of the Common Stock of
                                               Holder

Samuel Gulko                     $17,542.45    July 18, 2000 exercise of non-qualified          July 18, 2000          $2,542,45
                                               stock options to acquire 4,000 shares of the
                                               Common Stock of Holder

Samuel Gulko                     $56,856.25    August 28, 1998 exercise of non-qualified       August 28, 1998        $11,856.25
                                               stock options to acquire 10,000 shares of
                                               the Common Stock of Holder

Alvin J. Glasky                 $386,774.11    Exercise a Warrant and acquire 88,173             June 6, 2002         $56,125.36
                                               shares of the Common Stock of Holder

Paul H. Silverman, Ph.D., D.Sc.  $56,856.25    August 31, 1998 exercise of non-qualified       August 31, 1998        $11,856.25
                                               stock options to acquire 10,000 shares of
                                               the Common Stock of Holder

Carol O'Cleireacain, Ph.D.       $56,856.25    August 31, 1998 exercise of non-qualified       August 31, 1998        $11,856.25
                                               stock options to acquire 10,000 shares of
                                               the Common Stock of Holder

Mark J. Glasky                   $56,856.25    August 31, 1998 exercise of non-qualified       August 31, 1998        $11,856.25
                                               stock options to acquire 10,000 shares of
                                               the Common Stock of Holder


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